UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2007

iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On September 19, 2007, iMergent, Inc. (the “Company”) announced settlement of a consolidated class action shareholder suit filed against the Company.   As previously announced, on March 8, 2005, an action was filed against the Company in the U.S. District Court for the District of Utah (the “Court”) Civil No. 2:05cv00204 DB.  That suit was subsequently consolidated into the current shareholder class action (the “Litigation”). The class, approved by the Court, includes persons who purchased the common stock of the Company between November 26, 2001 and October 7, 2005 excluding the Company and its affiliates (collectively “Plaintiffs”).

On September 19, 2007, the Company and the Plaintiffs entered into a Memorandum of Understanding (MOU) regarding settlement of all claims in the Litigation.  The Company and the Plaintiffs have notified the Court of the MOU and will be filing a stipulation of settlement seeking Court approval of the terms.

The MOU provides, in part that: (i) within fifteen (15) business days following the Court’s preliminary approval of the settlement, Defendants and/or their insurers shall pay $2,800,000 to the Plaintiffs (the settlement payment is within policy limits of the directors and officers insurance policy maintained by the Company); (ii) the Court order will include a provision dismissing the Company and individual Defendants from the Litigation with prejudice; (iii) the Court order include a provision that bars and enjoins Grant Thornton from prosecuting any claims against the Company and individual Defendants arising out of, based upon or related to the facts alleged in the Complaint or that could have been alleged in the Litigation; (iv) the Company and individual Defendants shall assign to the  Plaintiffs any and all claims or causes of action that they now have against Grant Thornton, including, but not limited to, any claims or causes of action for accounting malpractice or breach of contract; (v)  the Company and individual Defendants shall cooperate with the Plaintiffs in the continuing prosecution of the Litigation against Grant Thornton; and (vi) the Company is required to provide documentary evidence supporting the claims against Grant Thornton to the Plaintiffs. The failure of the Court to approve the terms, or the parties not abiding by the terms of the MOU, will render the settlement ineffective and without any effect.

The Company has also agreed, in principle, to settlement of all of the derivative claims pending in state and federal court in Utah against the Company’s current and former officers and directors.  The settlement of the derivative claims provides for the Company to receive a payment of $3.3 million dollars in insurance proceeds, which will be used by the Company to fund the settlement of the Litigation described above.  Both settlements are subject to court approval.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release entitled “iMergent Enters Into Memorandum of Understanding of Terms to Settle Class Action Lawsuit”

Except for the historical information contained in this report, the statements made by the Company are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. iMergent’s future performance could differ significantly from the expectations of management and from results expressed or implied including, but not limited to, the Court accepting the terms of the MOU, the parties filing a stipulation for approval by the Court, the Company being able to provide documentary evidence necessary for the settlement to be effectuated, the derivative actions being settled and the derivative settlements being approved by the respective courts.  For further information on other risk factors, please refer to the “Risk Factors” contained in iMergent’s Form 10-K for the year ended June 30, 2007.  The information in Item 8.01 and 9.01 of this report is being furnished, not filed, pursuant to Form 8-K. Accordingly, the information in this Item will not be incorporated by reference into any registration statement filed by iMergent under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert M. Lewis
By: Robert M. Lewis, Chief Financial Officer
Date: September 21, 2007